SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 10, 2004

Hooper Holmes, Inc.

(Exact name of registrant as specified in charter)

New York	1-9972	22-1659359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Mt. Airy Road, Basking Ridge, New Jersey 07920

(Address of principal executive officers) (zip)

Registrant’s telephone number, including area code (908) 766-5000

None

(Former names or former address, if changed since last report.)

FORM 8-K

Item 5. Other Events

On August 10, 2004 Hooper Holmes, Inc, issued a news release announcing that the Audit Committee of the Company’s Board of Directors has commenced an inquiry into certain reimbursements to the Company’s CEO for charitable contributions and other expenditures made by or at the direction of the CEO in the Company’s name. A copy of the August 10, 2004 news release is attached as Exhibit 99.1.

Item	7. Financial Statements and Exhibits

(c)	Exhibits

99.1	News release of Hooper Holmes, Inc dated August 10, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hooper Holmes, Inc.

By:	/s/ Robert W. Jewett
Robert W. Jewett
Senior Vice President,
General Counsel and Secretary

Date: August 13, 2004

EXHIBIT INDEX

Exhibit Number	Description
99.1	News Release dated August 10, 2004.